Exhibit 10.7

TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT is made as of May 24, 2024, by and among INVESCO GALAXY ETHEREUM ETF TRUST (hereinafter the “Trust”), a Delaware statutory trust, having its principal office and place of business at 3500 Lacy Road, Suite 700, Downers Grove, IL 60515, THE BANK OF NEW YORK MELLON, a New York corporation authorized to do a banking business having its principal office and place of business at 240 Greenwich Street, New York, New York 10286 (the “Bank”), and solely with respect to Section 2 hereof, INVESCO CAPITAL MANAGEMENT LLC, a Delaware limited liability company having its principal office and place of business at 3500 Lacey Road, Suite 700, Downers Grove, Illinois 60515 (the “Sponsor”).

WHEREAS, the Trust will ordinarily issue for purchase and redeem shares of the Trust (the “Shares) only in aggregations of Shares known as “Creation Units” (currently 5,000 shares) (each a “Creation Unit”) principally in kind;

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee (Cede & Co.), will be the registered owner (the “Shareholder”) of all Shares; and

WHEREAS, the Trust desires to appoint the Bank as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Terms of Appointment; Duties of the Bank

1.1 Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Bank to act as, and the Bank agrees to act as, its transfer agent for the authorized and issued Shares, and as the Trust’s dividend disbursing agent.

1.2 Pursuant to such appointment, the Bank agrees that it will perform the following services:

(a) In accordance with the terms and conditions of this Agreement and the Authorized Participant Agreements prepared by the Sponsor, a copy of which is attached hereto as Exhibit A, the Bank shall:

(i) Perform and facilitate the performance of purchases and redemption of Creation Units;

(ii) Prepare and transmit by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by the Trust;

(iii) Maintain the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder;

(iv) Record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding and authorized, based upon data provided to it by the Trust. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

EXECUTION VERSION

(v) Prepare and transmit to the Trust and the Trust’s administrator and to any applicable securities exchange (as specified to the Bank by the Trust or its administrator) information with respect to purchases and redemptions of Shares;

(vi) On days that the Trust may accept orders for purchases or redemptions, calculate and transmit to the Sponsor and the Trust’s administrator the number of outstanding Shares;

(vii) On days that the Trust may accept orders for purchases or redemptions (pursuant to the Authorized Participant Agreement), transmit to the Trust’s administrator, the Trust and DTC the amount of Shares purchased on such day;

(viii) Confirm to DTC the number of Shares issued to the Shareholder, as DTC may reasonably request;

(ix) Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

(x) Extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities;

(xi) Distribute or maintain, as directed by the Trust, amounts related to purchases and redemptions of Creation Units, dividends and distributions, variation margin on derivative securities and collateral;

(xii) Maintain those books and records of the Trust specified by the Trust in Schedule A attached hereto;

(xiii) Prepare a monthly report of all purchases and redemptions of Shares during such month on a gross transaction basis, and identify on a daily basis the net number of Shares either redeemed or purchased on such Business Day and with respect to each Authorized Participant (as defined in each Authorized Participant Agreement) purchasing or redeeming Shares, the amount of Shares purchased or redeemed;

(xiv) Receive from the Sponsor (as defined in the Authorized Participant Agreement) or from its agent purchase orders from Authorized Participants for Creation Unit Aggregations of Shares received in good form and accepted by or on behalf of the Trust by the Sponsor, transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and pursuant to such orders issue the appropriate number of Shares of the Trust and hold such Shares in the account of the Shareholder of the Trust;

(xv) Receive from the Authorized Participants redemption requests, deliver the appropriate documentation thereof to the Trust’s sponsor with respect to redemptions for cash and for redemptions in-kind, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder; and

EXECUTION VERSION

(xvi) Confirm the name, U.S taxpayer identification number and principal place of business of each Authorized Participant.

(xvii) The Bank may execute transactions directly with Authorized Participants to the extent necessary or appropriate to enable the Bank to carry out any of the duties set forth in items (i) through (xvi) above. The Trust will be responsible for confirming the receipt of assets in connection with creation activity and the withdrawal of assets in connection with redemption activity prior to the creation or redemption of Creation Units by the Bank. The Bank has no responsibility to independently verify the accuracy of such information provided to it by the Trust.

(xviii) Except as otherwise instructed by the Trust, the Bank shall process all transactions for the Trust in accordance with the policies and procedures mutually agreed upon between the Trust and the Bank with respect to the proper net asset value to be applied to purchases received in good order by the Bank or from an Authorized Participant before any cut-offs established by the Trust, and such other matters set forth in items (i) through (xvi) above as these policies and procedures are intended to address.

(xix) Provide reasonable assistance to the Trust in routine regulatory examinations and in response to any non-routine regulatory matters.

(b) The Bank may maintain and manage, as agent for the Trust, such accounts as the Bank shall deem necessary for the performance of its duties under this Agreement, including, but not limited to, the processing of Creation Unit purchases and redemptions; and the payment of dividends and distributions. The Bank may maintain such accounts at financial institutions deemed appropriate by the Bank in accordance with applicable law.

(c) In addition to the services set forth in the above sub-section 1.2(a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including, but not limited to, maintaining the account of the Shareholder, maintaining the items set forth on Schedule A attached hereto, and performing such services identified in each Participant Agreement.

(d) The following shall be delivered to DTC participants as identified by DTC as the Shareholder for book-entry only securities:

(i) Annual and semi-annual reports of the Trust;

(ii) Trust proxies, proxy statements and other proxy soliciting materials;

(iii) Trust prospectus and amendments and supplements thereto, including stickers; and

(iv) Other communications as the Trust may from time to time identify as required by law or as the Trust may reasonably request

(v) The Bank shall provide additional services, if any, as may be agreed upon in writing by the Trust and the Bank.

(e) The Bank shall keep records relating to the services to be performed hereunder, in the form and manner to the extent required by Section 31 of the Investment Company Act of 1940 and the rules thereunder (the “Rules”) as if the Trust was subject to such Rules, all such books and records shall be the property of the Trust, will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

EXECUTION VERSION

(f) It is understood and agreed by the parties hereto that under no circumstances will the services performed by the Bank pursuant to this Agreement include any service, function or activity that would constitute a “virtual currency business activity” for purposes of the regulations issued by the Superintendent of the New York State Department of Financial Services (23 N.Y.C.R.R. Part 200).

2. Fees and Expenses

2.1 The Bank shall receive from the Sponsor such compensation for its services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

2.2 In addition to the fee paid under Section 2.1 above, the Sponsor agrees to reimburse the Bank for reasonable out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of Trust securities shall be borne by the relevant Authorized Participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of the Sponsor, will be reimbursed by the Sponsor.

2.3 The Sponsor agrees to pay all fees and reimbursable expenses within ten business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of dividends, proxies, Trust reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

2.4 The Trust hereby represents and warrants to the Bank that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to the Bank or to the Sponsor in connection with this Agreement, including, but not limited to, any fee waivers, reimbursements, or payments made, or to be made, by the Bank to Sponsor or to any affiliate of the Sponsor relating to this Agreement have been fully disclosed to the Trust or the Sponsor and that, if required by applicable law, the Trust or the Sponsor has approved or will approve the terms of this Agreement, and any such fees, expenses, and benefits.

3. Representations and Warranties of the Bank

The Bank represents and warrants to the Trust that:

It is a banking company duly organized and existing and in good standing under the laws of the State of New York.

It is duly qualified to carry on its business in the State of New York.

It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into, and perform its obligations under, this Agreement.

EXECUTION VERSION

It is duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), it will remain so registered for the duration of this Agreement, and it will promptly notify the Trust in the event of any material change in its status as a registered transfer agent.

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4. Representations and Warranties of the Trust

The Trust represents and warrants to the Bank that:

It is duly organized and existing and in good standing under the laws of Delaware.

It is empowered under applicable laws and by its Declaration of Trust and Trust Agreement to enter into and perform this Agreement.

A registration statement under the Securities Act of 1933, as amended, on behalf of the Trust has become effective, will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

5. Indemnification

5.1 The Bank shall not be responsible for, and the Trust shall indemnify and hold the Bank and its directors, officers, employees and agents harmless from and against, any and all losses, damages, costs, charges, counsel fees, including, without limitation, those incurred by the Bank in a successful defense of any claims by the Trust, payments, expenses and liability (“Losses”) which may be sustained or incurred by or which may be asserted against the Bank in connection with or relating to this Agreement or the Bank’s actions or omissions with respect to this Agreement, or as a result of acting upon any instructions reasonably believed by the Bank to have been duly authorized by the Trust or upon reasonable reliance of information or records given or made by the Trust; except for any Losses arising out of or resulting from the Bank’s negligence or willful misconduct.

6. Standard of Care and Limitation of Liability

The Bank shall have no responsibility and shall not be liable for any Losses, except that the Bank shall be liable to the Trust for direct money damages caused by its own negligence or willful misconduct or that of its employees. The parties agree that any encoding or payment processing errors shall be governed by this standard of care, and not Section 4-209 of the Uniform Commercial Code which shall be superseded by this Article. In no event shall the Bank be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were foreseeable. For purposes of this Agreement, none of the following shall be or be deemed a breach of the Bank’s standard or care:

(a) The conclusive reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

EXECUTION VERSION

(b) The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of, any instructions or requests of the Trust or instructions or requests on behalf of the Trust.

(c) The offer or sale of Shares by or for the Trust in violation of any requirement under the federal securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state, or any violation of any stop order or other determination or ruling by any federal agency, or by any state with respect to the offer or sale of Shares in such state.

7. Concerning the Bank

7.1

(a) The Bank may employ agents or attorneys-in-fact which are not affiliates of the Bank with the prior written consent of the Trust (which consent shall not be unreasonably withheld); provided, however, that the Bank shall remain liable to the Trust for the acts and omissions of any agents or attorney-in-fact under this Section as it is for its own acts and omissions under this Agreement. The Bank shall provide a list of unaffiliated agents and attorneys-in-fact, if any, retained by it to provide services to the Trust hereunder upon the reasonable written request of the Trust.

(b) The Bank may, without the prior consent of the Trust, enter into subcontracts, agreements and understandings with any Bank affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Bank from its obligations hereunder.

7.2 The Bank shall be entitled to conclusively rely in good faith upon any written or oral instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. The Trust agrees to forward to the Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to the Bank. The Trust agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by the Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by the Bank.

7.3 The Bank shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of its regulators (the “Disaster Recovery Plan and Back-Up System”). The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its gross negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruption, loss or malfunctions of transportation, computer (hardware or software) or communication services; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if the Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure the Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

EXECUTION VERSION

7.4 The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and the Participation Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement, except as set forth in this Agreement and the Participation Agreement.

7.5 At any time the Bank may apply to an officer of the Trust for written instructions with respect to any matter arising in connection with the Bank’s duties and obligations under this Agreement, and the Bank, its agents, and subcontractors shall not be liable for any action taken or omitted to be taken in good faith in accordance with such instructions. Such application by the Bank for instructions from an officer of the Trust may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written or oral instructions in response to such application specifying the action to be taken or omitted. In connection with the foregoing, the Bank may consult with legal counsel of its own choosing at its own expense, and advise the Trust if any instructions provided by the Trust at the request of the Bank pursuant to this Article or otherwise would, to the Bank’s knowledge, cause the Bank to take any action or omit to take any action contrary to any law, rule, regulation or commercially reasonable practice for similarly situated service providers. In the event a situation or circumstance arises whereby the Bank adopts a course of conduct in reliance upon written legal advice it has received (which need not be a formal opinion of counsel) and the course of conduct is not identical to the course of conduct contained in the instructions received from the Trust, the Bank may reply upon and follow the written legal advice without liability hereunder provided it otherwise acts in compliance with this Agreement and consults with the Trust regarding its determination.

7.6 The Bank, its agents and subcontractors may act upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to the Bank or its agents or subcontractors by or on behalf of the Trust by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

7.7 The Bank shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by the Bank in connection with the services provided by the Bank hereunder. Notwithstanding the foregoing, the parties hereto acknowledge that the Trust shall retain all ownership rights in Trust data residing on the Bank’s electronic system.

7.8 Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

(a) The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Trust to request such issuance, sale or transfer;

(b) The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Trust to request such purchase;

(c) The legality of the declaration of any dividend by the Trust, or the legality of the issue of any Shares in payment of any stock dividend; or

(d) The legality of any recapitalization or readjustment of the Shares.

EXECUTION VERSION

8. Providing of Documents by the Trust and Transfers of Shares

8.1 The Trust shall promptly furnish to the Bank with a copy of its Declaration of Trust and Trust Agreement and all amendments thereto.

8.2 In the event that DTC ceases to be the Shareholder, the Bank shall re-register the Shares in the name of the successor to DTC as Shareholder upon receipt by the Bank of such documentation and assurances as it may reasonably require.

8.3 The Bank shall have no responsibility whatsoever with respect to of any beneficial interest in any of the Shares owned by the Shareholder.

8.4 The Trust shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

(a) A certified copy of the amendment to the Trust’s Declaration of Trust and Trust Agreement with respect to such increase, decrease or change; and

(b) An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), and (ii) the due and proper listing of the Shares on all applicable securities exchanges.

8.5 Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Trust shall deliver to the Bank:

(a) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Trust that no other order or consent is required; and

(b) An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), and (ii) the due and proper listing of the Shares on all applicable securities exchanges.

8.6 The Bank and the Trust agree that all books, records, confidential, non-public, or proprietary information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement (“Confidential Information”) shall remain confidential, and shall not be voluntarily disclosed to any person other than its auditors, accountants, regulators, employees, agents, attorneys-in-fact or counsel, except as may be, or may become required by law, by administrative or judicial order or by rule. The foregoing confidentiality obligation shall not apply to any information to the extent: (i) it is already known to the receiving party at the time it is obtained; (ii) it is or becomes publicly known or available through no wrongful act of the receiving party: (iii) it is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality; (iv) it is released by the protected party to a third party without restriction; or (v) it has been or is independently developed or obtained by the receiving party without reference to the information provided by the protected party.

EXECUTION VERSION

8.7 In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will promptly employ reasonable commercial efforts to notify the Trust and secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is reasonably advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

9. Information Security

9.1 The Bank has implemented, and agrees to maintain, information security policies and programs consistent with industry guidelines and all applicable statutes, rules or regulations, that include commercially reasonable administrative, physical and technical safeguards designed to (i) protect the privacy, confidentiality, integrity and availability, against any reasonably foreseeable threats or hazards to the Trust’s Confidential Information and (ii) reasonably protect against accidental, unlawful or unauthorized access, copying, damage, destruction, disclosure, distribution, loss, manipulation, modification, processing, use, reuse, interception, or transmission of such Confidential Information. This Article 9 shall survive the termination of this Agreement for so long as the Bank is in possession of the Trust’s Confidential Information.

10. Customer Right of Access.

The Bank shall, upon the Trust’s request, provide the Trust with a summary of the results of its latest SOC 1 or equivalent control audit prepared by the Bank’s external auditors. In addition and no more than annually, the Bank will participate in a Trust’s reasonable information security questionnaire processes. Upon reasonable request, the Bank will arrange for its relevant subject matter experts to meet with the relevant subject matter experts of the Trust once annually to review the Bank’s security controls and any deficiencies identified in the SOC 1 audit report. The Trust may view the Bank’s security-related policies and procedures, however, no documentation may be copied, shared, transmitted or removed from the Bank’s premises, except as mutually agreed. The parties shall mutually agree upon a convenient time and place for such meeting. Not more than once each year, and subject to the Bank’s reasonable security requirements and availability of personnel, the Bank will at the Trust’s request arrange a tour of the Bank’s data processing facilities for the Trust’s subject matter experts. The Bank will also, subject to its reasonable security requirements, permit site visits of its data processing facilities by governmental agencies with regulatory authority over the Trust. In the event that the Trust identifies any control deficiencies, the Bank will discuss such findings with the Trust and if appropriate the parties shall work together to develop a mutually agreeable remediation plan. All nonpublic documentation and information disclosed to the Trust in accordance with this Section shall be deemed proprietary and confidential information of the Bank. The Trust shall not disclose such documentation or information to any third party or use it for any purpose other than evaluating the Bank’s security controls, except that the Trust may disclose the Bank’s SOC 1 summary to the Trust’s external auditors, provided that such external auditors are required to maintain the confidentiality of the summary and any related information. The Trust shall reimburse the Bank for any costs and expenses incurred in connection with any review of the Bank’s security controls.

EXECUTION VERSION

11. Termination of Agreement

11.1 The term of this Agreement shall be three years commencing upon regulatory approval by the U.S. Securities and Exchange Commission permitting shares of the Trust to be offered for sale (the “Initial Term”) and shall automatically renew for additional one-year terms (each a “Subsequent Term”) unless either party provides written notice of termination at least ninety (90) days prior to the end of the Initial Term or any Subsequent Term or, unless earlier terminated as provided below:

(a) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party breaches any material provision of this Agreement, including, without limitation in the case of the Trust, its obligations under Section 2.1, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

(b) Either party hereto may terminate this Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (ii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iii) a party makes a general assignment for the benefit of creditors; or (iv) a party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due. Either party hereto may exercise its termination right under this Section 9.1(b) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right.

(c) The Trust may terminate this Agreement at any time upon ninety (90) days’ prior written notice in the event that the Trust’s sponsor determines to liquidate the Trust. The Bank may terminate this Agreement at any time upon ninety (90) days’ written notice for any reason. Should the Agreement be terminated by the Trust or the Bank for any reason and if requested by the Trust, the Bank agrees to continue performing the services contemplated in this Agreement pursuant to the terms and conditions of this Agreement at the rates set forth in the then current fee schedule and for a reasonable period of time to be agreed upon by the parties in good faith, in order to provide for the orderly transition of services to an alternative service provider designated by the Trust so that, to the extent feasible, the services are maintained without interruption. The Trust shall reimburse (or cause the Sponsor to reimburse) the Bank for additional costs (to be mutually agreed upon by the parties) which are reasonably incurred by the Bank in the transition.

11.2 Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust.

11.3 The terms of Article 2 (with respect to fees and expenses incurred prior to termination), Article 5 and Article 6 shall survive any termination of this Agreement.

12. Assignment

12.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party; provided, however, either party may assign this Agreement to a party controlling, controlled by or under common control with it.

12.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

EXECUTION VERSION

13. Severability and Beneficiaries

13.1 In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, the legality and enforceability of the remaining provisions shall not in any way be affected thereby provided obligation of the Trust to pay is conditioned upon provision of services.

12.2 This Agreement is solely for the benefit of the Bank and the Trust, and none of any Authorized Participant (as defined in the Authorized Participant Agreement), the Sponsor, any Shareholder or beneficial owner of any Shares shall be or be deemed a third party beneficiary of this Agreement.

14. Amendment

This Agreement may be amended or modified by a written agreement executed by both parties.

15. New York Law to Apply

This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust and the Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

16. Merger of Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

17. Notices

All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

If to the Bank:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: ETF Operations

with a copy to:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: Legal Dept. – Asset Servicing

EXECUTION VERSION

If to the Trust:

Invesco Capital Management LLC

3500 Lacey Road, Suite 700

Downers Grove, IL 60515

Attention: Legal Department and Fund Treasurer

with a copy to:

11 Greenway Plaza, Suite 1000

Houston, TX 77046

Attention: General Counsel

18. Information Sharing

The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, (i) the Trust consents to the disclosure of and authorizes the Bank to disclose information regarding the Trust (“Customer-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) the Bank may store the names and business contact information of the Trust’s employees and representatives on the systems or in the records of the BNY Mellon Group or its service providers. The BNY Mellon Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Mellon Group, and notwithstanding anything in this Agreement to the contrary the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with a particular customer. The Trust confirms that it is authorized to consent to the foregoing.

19. Counterparts

This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page follows.]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the latest date set forth below.

INVESCO GALAXY ETHEREUM TRUST

By:	/s/ Kelli Gallegos
	Name:	Kelli Gallegos
	Title:	Principal Financial and Accounting Officer – Investment Pools

	Date:	May 29, 2024

THE BANK OF NEW YORK MELLON

By:	/s/ Gerard Connors
	Name:	Gerard Connors
	Title:	Senior Vice President

Date:

EXECUTION VERSION

SCHEDULE A

Books And Records To Be Maintained By The Bank

Source Documents requesting Creations and Redemptions (including dates and times of orders)

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding Shares between the Trust and DTC

Dividend Records

Year-end Statements and Tax Forms

EXECUTION VERSION

EXHIBIT A

Form of Authorized Participant Agreement